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                                                                       EXHIBIT 5


                                          February 10, 1997


CB Commercial Real Estate Services Group, Inc.
533 South Fremont Avenue
Los Angeles, California 90071-1798

Ladies and Gentlemen:

         With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by CB Commercial Real Estate Services Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 90,750 shares of Common Stock, per value $.01 per share, of the Company (the "Common Stock") issuable pursuant to the L.J. Melody Acquistion Stock Option Plan (the "Option Plan"), it is my opinion that such shares of Common Stock, when issued in accordance with the Option Plan, will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement.

                                   Very truly yours,


                                   Karen A. Tallman